Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N. A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

120 South San Pedro Street, 4th Floor Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Stephen W. Boughton

Union Bank, N.A.

120 South San Pedro Street

Corporate Trust—4th Floor

Los Angeles, CA 90012

(213) 972-5677

(Name, address and telephone number of agent for service)

Mattel, Inc.

(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
Delaware	95-1567322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)
333 Continental Boulevard El Segundo, California	90245-5012

Senior Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 23rd day of September, 2010.

Union Bank, N.A.

By:	/s/ STEPHEN W. BOUGHTON
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

September 23, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for debt securities between Mattel, Inc. (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely, Union Bank, N.A.

By:	/s/ STEPHEN W. BOUGHTON
Corporate Trust Vice President

EXHIBIT 7

Consolidated Report of Condition of

Union Bank, N.A

of Los Angeles in the State of California, at the close of business June 30, 2010, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET
Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,104,274
Interest-bearing balances	2,968,614
Securities:
Held-to-maturity securities	1,265,886
Available-for-sale securities	21,760,214
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	287,698
Loans and lease financing receivables:
Loans and leases held for sale	2,620
Loans and leases, net of unearned income	47,941,502
LESS: Allowance for loan and lease losses	1,345,718
Loans and leases, net of unearned income and allowance	46,595,784
Trading assets	1,119,100
Premises and fixed assets	669,302
Other real estate owned	210,104
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,416,979
Other intangible assets	517,749
Other assets	4,923,802

Total assets	83,842,126

Exhibit 7

LIABILITIES

Deposits:
In domestic offices	64,414,495
Noninterest-bearing	15,323,945
Interest-bearing	49,090,550
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,189,539
Noninterest-bearing	0
Interest-bearing	2,189,539
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	36,372
Securities sold under agreements to repurchase	65,144
Trading liabilities	815,282
Other borrowed money	4,405,709
Subordinated notes and debentures	765,687
Other liabilities	1,246,113

Total liabilities	73,938,341

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,595,418
Retained earnings	2,945,749
Accumulated other comprehensive income	-520,329
Other equity capital components	0
Noncontrolling (minority) interests in consolidated subsidiaries	278,370

Total equity capital	9,903,785

Total liabilities, minority interest, and equity capital	83,842,126

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